UNITED STATES SECURITIES
                                       AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act to 1934


                        Date of Report: October 16, 2002




                        FIRST OAK BROOK BANCSHARES, INC.


      DELAWARE                      0-14468                    36-3220778
(State or other jurisdiction of   (Commission              (I.R.S. Employer
incorporation or organization)    File Number)             Identification No.)

                   1400 Sixteenth Street, Oak Brook, IL 60523
                         Telephone Number (630) 571-1050
                              --------------------

                        FIRST OAK BROOK BANCSHARES, INC.
                                    FORM 8-K
                                October 16, 2002



                              Item 5. Other Events
                              --------------------

On October 15, 2002, First Oak Brook Bancshares, Inc. issued a press release announcing its earnings results for the quarter and nine months ended September 30, 2002. This press release, dated October 15, 2002, is attached as Exhibit 99 to this report.

                    Item 7. Financial Statements and Exhibits
                    -----------------------------------------

(a)      and (b) not applicable

(b)      Exhibit Index:

99 Press Release issued by First Oak Brook Bancshares, Inc. dated October 15, 2002.

The following Items are not applicable for this Form 8-K:

         Item 1.     Changes in Control of Registrant

         Item 2.     Acquisition or Disposition of Assets

         Item 3.     Bankruptcy or Receivership

         Item 4.     Changes in Registrant's Certifying Accountant

         Item 6.     Resignations of Registrant's Directors

         Item 8.     Change in Fiscal Year

         Item 9.     Sales of Equity Securities Pursuant to Regulation S

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  FIRST OAK BROOK BANCSHARES, INC.
                                  --------------------------------
                                            (Registrant)



Date: October 16, 2002            /S/ROSEMARIE BOUMAN
      ----------------            ----------------------------------------------
                                  Rosemarie Bouman
                                  Vice President, Chief
                                  Financial Officer and
                                  Chief Accounting Office

                                                                      Exhibit 99

First Oak Brook Bancshares, Inc.'s Third Quarter Results Second Best
Ever

    OAK BROOK, Ill.--(BUSINESS WIRE)--Oct. 15, 2002--First Oak Brook Bancshares, Inc., (NASDAQ:FOBB):

    2002 Third Quarter Results
    (Unaudited)

    First Oak Brook Bancshares, Inc., (NASDAQ:FOBB) today reported record quarterly earnings, second only to the 1997 second quarter when the Company posted a one-time gain on the sale of its credit card portfolio.
    For the third quarter 2002, net income rose 15% to $4.117 million, up from $3.590 million for the third quarter 2001.
    Diluted earnings per share rose to $.63 for the third quarter 2002, compared to $.56 for the third quarter 2001.
    Annualized return on average shareholders' equity (ROE) rose to 15.43% in 2002, topping 14.91% in 2001. Annualized return on average assets stood at 1.06% for 2002, compared to 1.09% in 2001.
    Strong third quarter results came despite significant additional costs due to the 60 W. Erie loan fraud. Additional information regarding the 60 W. Erie loan is provided hereafter under the heading "Asset Quality."
    Net interest income increased 21% in this third quarter over last year's, due to a 19% surge in average earning assets (including 55% growth in average investment securities and 5% growth in average loans) and a 3 basis point improvement in net interest margin.
    Other income rose 11%, driven by continuing growth in the Company's following fee businesses:

    -- Treasury management - up $253,000, or 15%
    -- Merchant card processing - up $201,000, or 19%
    -- Investment management and trusts - up $60,000, or 17%

    These increases in other income were offset by a decrease of $225,000 in the income earned on the credit card portfolio sold in 1997. The five-year credit card revenue sharing agreement expired on June 30, 2002.
    Other expenses rose 4% in the third quarter 2002 as a result of the following:

    -- Professional fees - up $539,000, primarily legal fees related to 60 W. Erie (See "Asset Quality")
    -- Other expenses - up $259,000 primarily due to receiver fees and miscellaneous expenses from 60 W. Erie (See "Asset
        Quality").
    --  Merchant credit card interchange - up $156,000

    Salaries and employee benefits decreased $726,000 due to a $1.175 million reduction in accruals for performance-related compensation. This reduction in accruals was made to reflect the effect of anticipated 2002 earnings falling short of performance targets due to loan loss provisions and additional expenses related to 60 W. Erie (See "Asset Quality"). Excluding this adjustment, salaries and benefits would have increased $449,000 due to higher compensation costs and an increase in full time equivalents.

    Nine Month Earnings
    (unaudited)

    Net income for the first nine months of 2002 fell to $5.751 million, compared to $9.787 million for 2001. Diluted earnings per share decreased to $.88 in 2002, compared to $1.52 in 2001. Year to date earnings were hurt by the 60 W. Erie loan fraud. See "Asset Quality."
    Net interest income increased 25% for the first nine months of 2002 as compared to 2001. This improvement was due to a 14% increase in average earning assets (including 25% growth in average investment securities and 8% growth in average loans) and a 24 basis point rise in the net interest margin.

    Other income, excluding securities gains in both 2002 and 2001 and the $172,000 gain on the sale of the Broadview drive-thru in 2001, increased 21%, driven by growth in the Company's following fee businesses:

    -- Treasury management - up $1,008,000, or 23%
    -- Merchant credit card processing - up $837,000, or 31%
    -- Investment management and trusts - up $175,000, or 17%

    Other expenses rose 12% in the first nine months of 2002 as a result of the following:

    -- Professional fees - up $920,000 primarily due to additional fees related to 60 W. Erie. (See "Asset Quality").
    -- Salaries and benefits - up $617,000 due to increased compensation costs, offset by reductions in performance-related compensation resulting from anticipated 2002 earnings falling short of performance targets.
    --  Merchant credit card interchange - up $615,000.

    -- Other expenses - up $482,000 primarily due to receiver fees and miscellaneous expenses from 60 W. Erie (See "Asset
        Quality")

    Asset Quality
    (Unaudited)

    In May 2002, Oak Brook Bank discovered an apparent fraud related to a loan to 60 W. Erie, LLC -- a construction loan to build a luxury high rise condominium in Chicago. The Bank has initiated foreclosure proceedings and filed a fraud suit against the developers and certain of its principals and affiliates, two of whom have been criminally indicted for conduct relating to the loan. The Bank is pursuing a claim against its bonding company and is evaluating claims against other potentially responsible parties. No assurances can be given about the amount or timing of any recoveries.
    The Bank is also pursuing negotiations with the developers, the general contractor and subcontractors, and a qualified real estate development company, which, if successful, will result in transfer of title to the project to a subsidiary of the Bank, settle outstanding mechanic's lien claims, and permit the Bank to fund and complete the project and offer the completed units for sale.
    Based on its assessment as of September 30, 2002 of the net realizable value from the project, the Bank wrote the 60 W. Erie loan down by $12.885 million - from $17.062 million to $4.177 million.
    The Bank has also incurred professional fees of $593,000 and receiver and miscellaneous expenses of $283,000 related to 60 W. Erie. All of these costs have been expensed as incurred.
    Due to the 60 W. Erie loan fraud, as well as a downturn in the economy, and resulting increase in nonperforming and watch list loans, the Company increased its total loss provision for the first nine months of 2002 to $13.55 million, compared to a provision of $1.05 million the year before. This included a provision during the third quarter of 2002 of $2.2 million (of which $1.7 million related to 60 W. Erie), compared to $.5 million the year before.
    As of September 30, 2002, after the third quarter charge-offs, the Company's allowance for losses stands at $6.9 million, or .73% of loans outstanding, compared to $6.6 million, or .73% of loans outstanding at September 30, 2001. The current allowance represents 1.23x nonperforming loans (non-accrual loans and loans past due 90 days or more).
    Net charge-offs totaled $13,616,000 for the first nine months of 2002. In addition to the write-down of 60 W. Erie, the remaining charge-offs relate primarily to a nonaccrual construction loan on a partially unfinished hotel and the Company's indirect auto and Harley motorcycle portfolio.
    As of September 30, 2002, nonperforming loans are $5.624 million (of which $4.177 million is the 60 W. Erie loan), and nonperforming assets (which include nonperforming loans) are $6.06 million. The $.436 million difference is accounted for by repossessed vehicles in the process of sale, which have previously been written down to estimated realizable value.

    Record Assets and Equity at September 30, 2002

    Total assets reached a record high of $1.589 billion at September 30, 2002, up 15% from $1.387 billion at December 31, 2001.
    Shareholder's equity also reached a record high of $108 million at September 30, 2002, up 9% from $99.6 million at December 31, 2001.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and lessens FDIC insurance assessments.

    President's Comments

    Richard M. Rieser, Jr., Company President said, "We're extremely pleased that, despite the cost and distraction associated with the 60 W. Erie loan fraud, we posted record core earnings. Deposit generation, both commercial and retail, remains vibrant. Assets at almost $1.6 billion and equity capital of $108 million also set new highs. These achievements are a tribute to our outstanding staff and the strong underlying fundamentals of our franchise. We are hopeful that these trends will continue through the fourth quarter and continue to believe that we will achieve 2002 earnings in the range of $1.51 to $1.61."

    Other

    First Oak Brook Bancshares, Inc. owns Oak Brook Bank. The Bank operates fourteen banking offices, twelve in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com
    The Bank expects to open its 15th office by January 2003 at 55th Street and Plainfield Road in Countryside, Illinois. The Bank also has a contract on property at Route 38 and Randall Road in St. Charles, Illinois where it plans to build a branch to open later in 2003.
    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB was added to the Russell 2000(R) Index effective July 1, 2002 for a term of one year.
    The following firms make a market in the Company's Common Stock.
(Those marked with a (1) are also providing research coverage.): (1)
Howe Barnes Investments, Inc; (1) Stifel, Nicolaus & Co.; Spear, Leeds
& Kellogg; Knight Securities L.P.; Keefe, Bruyette & Woods, Inc.;
Sandler, O'Neill & Partners; RBC Dain Rauscher; Herzog, Heine, Geduld,
LLC; Trident Securities, Inc.; William Blair & Co.; Goldman Sachs &
Co.; McConnell, Budd & Downes; (1) Midwest Research First Tennessee;
Smith, Moore & Co.; Huntleigh Securities Corp.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A condensed balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the 60 W. Erie situation discussed above; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.

FIRST OAK BROOK BANCSHARES, INC.AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands)              September 30,  December 31,  September 30,
                                2002           2001          2001
                            ------------------------------------------
Assets
  Cash and due from banks   $   57,494     $   54,097    $   52,775
  Interest bearing deposits
   and federal funds sold       49,003         56,001        57,340
  Investment securities        486,355        327,389       291,883
  Loans:
     Commercial loans          145,615        146,691       130,737
     Construction loans         84,968        102,594       102,998
     Commercial mortgage
      loans                    237,644        213,689       216,808
     Residential mortgage
      loans                    101,796        105,168       111,677
     Home equity loans         120,668        112,877       109,897
     Indirect vehicle loans    242,323        224,311       225,032
     Other consumer loans       11,843         11,353        10,923
     Unearned income               (16)           (38)          (51)
                            ----------     ----------    ----------
  Total loans, net of
   unearned income             944,841        916,645       908,021
  Allowance for loan losses     (6,916)        (6,982)       (6,590)
                            ----------     ----------    ----------
  Net loans                    937,925        909,663       901,431
  Other assets                  58,560         39,401        37,985
                            ----------     ----------    ----------
Total assets                $1,589,337     $1,386,551    $1,341,414
                            ==========     ==========    ==========

Liabilities
  Demand deposits           $  246,544     $  211,939    $  198,945
  Interest-bearing deposits  1,024,746        866,027       840,742
                            ----------     ----------    ----------
  Total deposits             1,271,290      1,077,966     1,039,687
  Short-term debt               92,310        102,013        94,342
  FHLB borrowings               87,000         86,000        86,000
  Trust Preferred Capital
   Securities                   18,000          6,000         6,000
  Other liabilities             12,720         15,020        17,012
                            ----------     ----------    ----------
Total liabilities            1,481,320      1,286,999     1,243,041
Shareholders' equity           108,017         99,552        98,373
                            ----------     ----------    ----------
Total liabilities and
 equity                     $1,589,337     $1,386,551    $1,341,414
                            ==========     ==========    ==========

FIRST OAK BROOK BANCSHARES'S INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                     Three months ended
                                        September 30,            %
(In Thousands Except Per Share Data) 2002          2001        Change
                               ---------------------------------------

Interest income:
  Loans (1)                   $    14,812    $   16,600           (11)
  Investments (1)                   6,460         4,954            30
  Other                               268           352           (24)
                                  -------       -------
Total interest income (1)          21,540        21,906            (2)
Interest expense:
  Deposits                          7,085         9,204           (23)
  Short term debt                     353           897           (61)
  FHLB borrowings                   1,383         1,321             5
  Trust Preferred Capital
   Securities                         326           161           103
                                  -------       -------
Total interest expense              9,147        11,583           (21)
                                  -------       -------
  Net interest income (1)          12,393        10,323            20
Tax equivalent adjustment             238           303           (21)
                                  -------       -------
  Net interest income              12,155        10,020            21
Provision for loan losses           2,200           500           340
                                  -------       -------
  Net interest income after
   provision for loan losses        9,955         9,520             5
Other income:
  Service charges on deposit
   accounts                         1,898         1,645            15
  Investment management and
   trust fees                         406           346            17
  Merchant card processing fees     1,262         1,061            19
  Fees on mortgages sold, net
   of commissions                     207           203             2
  Other income                        429           520           (18)
  Investment securities gains
   (losses)                            (4)            -            (a)
                                  -------       -------
Total other income                  4,198         3,775            11
Other expenses:
  Salaries and employee
   benefits                         3,961         4,687           (15)
  Occupancy and equipment           1,036           999             4
  Data processing                     442           382            16
  Professional fees                   704           165           326
  Advertising and business
   development                        406           425            (4)
  Merchant card interchange
   expense                            949           793            20
  Other                               876           617            42
                                  -------       -------
Total other expenses                8,374         8,068             4
                                  -------       -------
  Income before income taxes        5,779         5,227            11
  Income tax expense                1,662         1,637             1
                                  -------       -------
Net income                    $     4,117    $    3,590            15
                                  =======       =======

Diluted earnings per share    $       .63    $      .56            13
                                  =======       =======




                                      Nine months ended
                                        September 30,            %
(In Thousands Except Per Share Data) 2002          2001        Change
                               ---------------------------------------

Interest income:
  Loans (1)                   $    44,566    $   49,379           (10)
  Investments (1)                  16,893        15,335            10
  Other                               859         1,391           (38)
                                  -------       -------
Total interest income (1)          62,318        66,105            (6)
Interest expense:
  Deposits                         20,668        29,414           (30)
  Short term debt                   1,278         3,281           (61)
  FHLB borrowings                   4,025         3,886             4
  Trust Preferred Capital
   Securities                         657           481            36
                                  -------       -------
Total interest expense             26,628        37,062           (28)
                                  -------       -------
  Net interest income (1)          35,690        29,043            23
Tax equivalent adjustment             676           935           (28)
                                  -------       -------
  Net interest income              35,014        28,108            25
Provision for loan losses          13,550         1,050          1190
                                  -------       -------
  Net interest income after
   provision for loan losses       21,464        27,058           (21)
Other income:
  Service charges on deposit
   accounts                         5,491         4,483            23
  Investment management and
   trust fees                       1,221         1,046            17
  Merchant card processing fees     3,572         2,735            31
  Fees on mortgages sold, net
   of commissions                     483           413            17
  Other income                      1,593         1,683            (5)
  Investment securities gains
   (losses)                           311           234            (a)
                                  -------       -------
Total other income                 12,671        10,594            20
Other expenses:
  Salaries and employee
   benefits                        14,298        13,681             5
  Occupancy and equipment           3,041         3,011             1
  Data processing                   1,247         1,104            13
  Professional fees                 1,471           551           167
  Advertising and business
   development                      1,259         1,207             4
  Merchant card interchange
   expense                          2,748         2,133            29
  Other                             2,287         1,805            27
                                  -------       -------
Total other expenses               26,351        23,492            12
                                  -------       -------
  Income before income taxes        7,784        14,160           (45)
  Income tax expense                2,033         4,373           (54)
                                  -------       -------
Net income                    $     5,751    $    9,787           (41)
                                  =======       =======

Diluted earnings per share    $       .88    $     1.52           (42)
                                  =======       =======

(1) On a fully tax equivalent basis.
(a) Percentage change information not meaningful.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)


                                     Three months ended
(In Thousands Except Share              September 30,            %
 and Per Share Data)                 2002          2001        Change
                               ---------------------------------------

AVERAGE BALANCES:
  Loans, net of unearned
   income                     $   938,630    $  890,493             5
  Investment Securities           471,074       303,843            55
  Earning assets                1,471,582     1,235,801            19
  Total assets                  1,537,756     1,311,280            17
  Demand deposits                 216,258       191,796            13
  Total deposits                1,222,679     1,023,074            20
Shareholders' equity              105,823        95,558            11

COMMON STOCK DATA Earnings per share:
    Basic                     $       .65    $      .57            14
    Diluted                           .63           .56            13
  Weighted average shares
   outstanding:
    Basic                       6,338,828     6,328,201             2
    Diluted                     6,513,461     6,455,862             1
  Cash dividends paid
   per share                  $     .1425    $      .11            30
  Market price at period end  $     29.73    $    20.55            45
  Book value per share        $     16.60    $    15.33             8
  Price to book ratio                1.79          1.34            34
  Price to earnings ratio (1)       20.33x        10.27x           98
  Period end shares outstanding 6,326,180     6,310,631             3

FINANCIAL RATIOS
  Return on average assets (3)       1.06%         1.09%           (3)
  Return on average
   shareholders' equity (3)         15.43%        14.91%            3
  Overhead ratio (3)                 1.13%         1.38%          (18)
  Efficiency ratio (3)              51.21%        58.48%          (12)
  Net interest margin on
   average earning
   assets (2) (3)                    3.34%         3.31%            1
  Net interest spread (2) (3)        2.80%         2.48%           13
  Dividend payout ratio             21.91%        21.14%            4




                                      Nine months ended
(In Thousands Except Share              September 30,            %
 and Per Share Data)                 2002          2001        Change
                               ---------------------------------------
AVERAGE BALANCES:
  Loans, net of unearned
   income                     $   925,753    $  857,872             8
  Investment Securities           389,237       310,910            25
  Earning assets                1,381,750     1,210,266            14
  Total assets                  1,454,131     1,283,242            13
  Demand deposits                 210,791       191,847            10
  Total deposits                1,142,985       995,199            15
Shareholders' equity              103,159        92,687            11

COMMON STOCK DATA Earnings per share:
    Basic                     $       .91    $     1.54           (41)
    Diluted                           .88          1.52           (42)
  Weighted average shares
   outstanding:
    Basic                       6,334,528     6,336,828             -
    Diluted                     6,509,105     6,441,978             1
  Cash dividends paid
   per share                  $     .3825    $      .33            16
  Market price at period end
  Book value per share
  Price to book ratio
  Price to earnings ratio (1)
  Period end shares outstanding

FINANCIAL RATIOS
  Return on average assets (3)        .53%         1.02%          (48)
  Return on average
   shareholders' equity (3)          7.45%        14.12%          (47)
  Overhead ratio (3)                 1.32%         1.42%           (7)
  Efficiency ratio (3)              55.26%        60.70%           (9)
  Net interest margin on
   average earning
   assets (2) (3)                    3.45%         3.21%            8
  Net interest spread (2) (3)        2.88%         2.27%           26
  Dividend payout ratio             44.55%        21.98%          103


(1) Calculated using the end of period market price divided by the last twelve months diluted earnings per share.
(2) On a fully tax equivalent basis.
(3) Annualized



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                      September 30,   December 31,
(In Thousands)                            2002           2001
                                      ----------------------------

CAPITAL RATIOS        (Minimum for
                   "well capitalized")

Company Consolidated:
  Tier 1 capital ratio      6.0%         10.59%         10.03%
  Total risk-based
   capital ratio           10.0%         11.22%         10.72%
  Capital leverage ratio    5.0%          7.62%          7.42%


Oak Brook Bank:
  Tier 1 capital ratio      6.0%         10.11%         10.38%
  Total risk-based
   capital ratio           10.0%         10.75%         11.07%
  Capital leverage ratio    5.0%          7.26%          7.67%

ASSET QUALITY RATIOS
  Nonperforming loans                  $  5,624       $  1,732
  Nonpeforming assets                     6,060          1,878
  Nonperforming loans to total loans       .60%           .19%
  Nonperforming assets to total assets     .38%           .14%
  Net charge-offs to average loans
   (annualized)                           1.97%           .03%
  Allowance for loan losses to
   total loans                             .73%           .76%
  Allowance for loan losses to
   nonperforming loans                    1.23x          4.03x

    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630/571-1050 ext. 258
             rbouman@obb.com


                                       13